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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference of (i) our report dated July 31, 2006 with respect to the balance sheet of Douglas Emmett, Inc. and Subsidiaries; (ii) our report dated April 28, 2006 with respect to the consolidated financial statements and schedule of Douglas Emmett Realty Advisors, Inc. and Subsidiaries; (ii) our report dated March 31, 2006 with respect to the financial statements of Douglas Emmett and Company; and (iv) our report dated March 31, 2006 with respect to the combined statements of revenues and certain expenses of the Douglas Emmett Single Asset Entities (all included in the Registration Statement (Form S-11 No. 333-135082) and related prospectus of Douglas Emmett, Inc. in the form it became effective for the registration of 75,900,000 shares of its common stock), into the Registration Statement (No. 333-138168) of Douglas Emmett, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933 for the registration of 12,650,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Los Angeles, California
October 23, 2006

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm